UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 16, 2017

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 16, 2017, the Company issued a press release (the “press release”) announcing preliminary revenue, net income, earnings per share, and earnings before interest, taxes, depreciation and amortization estimates for the three months ended September 30, 2017. A copy of the Company’s press release is furnished pursuant to Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

In the press release, the Company also announced the commencement of an underwritten public offering of shares of common stock by the Company. The Company intends to enter into an underwriting agreement with Craig-Hallum Capital Group (the “Underwriter”) for the offering. The Company expects to grant to the Underwriter an option to purchase additional shares of common stock to cover over-allotments, if any. The Underwriter may exercise this option any time during the 45-day period after the date of the prospectus supplement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUI Global, Inc.

By:	/s/ William J. Clough	Dated: October 16, 2017
William J. Clough
President/CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 16, 2017